ALASKA AIR GROUP Q1 2023 Earnings

Safe Harbor This presentation may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward- looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse. 2 Non-GAAP Financial Information The Company has made reference in this presentation to financial metrics which are not in accordance with GAAP. Pursuant to Regulation G, we have provided reconciliations of non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis within the First Quarter 2023 Earnings Release filed concurrently with this presentation. Prior year non-GAAP financial metrics have been reconciled in previous SEC filings, and can be referenced therein.

Earnings Update  In this update we provide certain 2023 metrics compared to 2022 and 2019 to help illustrate trends we are experiencing and the forward-looking guidance we have provided  In the first quarter, Air Group restored capacity to pre-pandemic levels, driven by improved aircraft utilization and upgauging, which will continue to drive efficient growth throughout 2023  Versus 2019, positive unit revenue progression in the first quarter signals momentum heading into the second quarter, which is typically a more robust period of demand than the first quarter  Unit costs are expected to be approximately flat in the first half of 2023 compared to 2022, before improving in the second half of 2023 as productivity improves and labor deals are lapped Our balance sheet remains strong, with debt-to-capitalization and net debt/EBITDAR ratios within long-term financial target ranges

Capacity Capacity (Absolute ASMs)  Historically, Q1 capacity declines sequentially from Q4. But Q1 2023 capacity increased sequentially, given the restoration of our network and rebuild to pre-pandemic levels of flying  The sequential increase in capacity from Q4 to Q1 was enabled by aircraft upgauge and a 14% increase in utilization  Rest of year quarterly capacity trends are expected to more closely follow historical sequential patterns  We expect full year capacity to increase 8% to 10% compared to 2022 2023 Trends Chart not to scale Returned to 2019 capacity

Unit Revenue 2023 RASM % Change (vs 2019)  Given unique factors impacted 2022 unit revenue performance (including Omicron and a rapid resurgence in travel demand), comparing 2023 to 2019 provides a clear view of sequential unit revenue progression  We experienced sequential improvements in unit revenues throughout Q1 2023 when compared to 2019; this trend is expected to continue through the second quarter 2023 Trends +14% Chart not to scale

Unit Revenue 2023 Capacity & RASM (vs 2022)  We expect second quarter capacity to be up 6% to 9% vs 2022, and total revenue to be up 2.5% to 5.5%  Implied unit revenue trends are distorted by unique factors in the 2022 base year (Omicron, rapid travel demand resurgence)  Unit revenues are expected to decelerate modestly vs 2022 in the second half of the year as capacity increases, in line with flat full year RASM expectation 2023 Trends +14% 15% +6% to 9% ~(3.5%) 1Q23 2Q23 3Q23 4Q23 Chart not to scale

Unit Cost 2023 Capacity & CASMex (vs 2022)  First and second quarter unit cost performance versus 2022 reflects headwinds from labor deals that were implemented late in 2022, a new power by the hour engine agreement in 2023, and higher variable performance-based pay, offset partially by tailwinds from lease return costs recorded in early 2022  Second half 2023 unit costs are set to improve as we complete pilot transition training and lap the impact of labor agreements  We expect full year 2023 unit costs to be down 1% to 3% vs 2022 2023 Trends +14% (1%) +6% to 9% +1% to 3% 1Q23 2Q23 3Q23 4Q23 Chart not to scale

Balance Sheet Debt-to-Capitalization Adjusted Net Debt/EBITDAR Target Debt-to-Cap Range 40% - 50% Target Adj. Net Debt/EBITDAR < 1.5x